UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2011 (December 1, 2011)

DEVON ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-32318	73-1567067
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

20 NORTH BROADWAY, OKLAHOMA CITY, OK	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On December 1, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Devon Energy Corporation (the “Company”) granted two new types of awards to certain key employees, including the Company’s executive officers, under the Company’s 2009 Long-Term Incentive Plan (the “Plan”)—Performance Restricted Stock (“PRS”) and Performance Share Unit (“PSU”) awards (together, the “Awards”). The aggregate dollar value of each participant’s 2012 long-term incentive is composed of the following three types of equity awards: approximately one-third in the form of a non-qualified stock option award, one-third in the form of a PRS Award, and one-third in the form of a PSU Award. The terms of the Company’s non-qualified stock option awards granted under the Plan are materially consistent with previously disclosed terms and are subject to the terms and conditions set forth in the Company’s standard form of non-qualified stock option agreement.

Performance Restricted Stock Awards

The PRS Award agreement provides that, if the cash flow performance goal is attained, the Award will vest in four equal installments as follows: 25% of the shares will vest upon completion of the performance period (January 1, 2012 through December 31, 2012) and the Committee’s certification of the attainment of the performance goal, with the balance of the Award to vest in three equal annual installments on the second, third, and fourth anniversaries of the grant date. When this goal was established, the Committee believed that it was challenging, yet achievable based on a review of the Company’s performance and its business goals and objectives for the 2012 performance period. The Company has determined that the cash flow performance goal constitutes confidential information and will disclose it in the 2013 proxy once the performance period has been completed.

If the performance goal is not attained and certified as to attainment by the Committee, the Award will generally be forfeited in its entirety. Except as described below, in the event of a participant’s termination of employment prior to the end of the performance period, any unvested portion of the PRS Award will be forfeited. In the event of a change in control (as defined in the Award agreement) or death of a participant during the performance period, regardless of whether the performance goal is achieved, the performance period will be deemed to end immediately prior to such event and the PRS Award will immediately vest. In the event of a participant’s disability during the performance period, the Committee, in its discretion, may elect to vest all or a portion of the unvested PRS Award at the participant’s employment termination date. If a participant’s employment is terminated and the participant is entitled to a severance payment under certain, specified circumstances and the participant executes a release of claims against the Company, the PRS Award will vest (if the performance goal is attained). If a participant’s termination occurs by reason of certain, specified retirement circumstances, the Committee may determine, in its sole discretion, that the PRS Award will continue to vest following the employment termination date in accordance with the applicable vesting schedule and as otherwise provided in the Award agreement, including requiring the participant to execute a non-disclosure agreement. The holder of a PRS Award has no right to vote or receive dividends upon the PRS Award until after completion of the performance period and the Committee’s certification of attainment of the performance goal. If the Committee certifies that the performance goal has been attained, accrued dividends will be paid to the participant, except that any extraordinary dividends will only be paid if the Award fully vests.

Performance Share Unit Awards

The PSU Award agreement provides that vesting of the PSUs is dependent on the achievement of relative total shareholder return (“TSR”) performance goals (as compared to a peer group of companies) over specified performance periods. 50% of the target PSU Award is subject to a two-year performance period (January 1, 2012 through December 31, 2013) and 50% of the target PSU Award is subject to a three-year performance period (January 1, 2012 through December 31, 2014). Each PSU represents one share of the Company’s common stock. The companies comprising the TSR peer group are as follows: Anadarko Petroleum Corporation, Apache Corporation, Chesapeake Energy Corporation, Chevron Corporation, ConocoPhillips, EnCana Corporation, EOG Resources, Inc., Hess Corporation, Marathon Oil Corporation, Murphy Oil Corporation, Noble Energy, Inc., Occidental Petroleum Corporation, Pioneer Natural Resources Company and Talisman Energy, Inc.

The following chart describes at what levels the PSUs vest, if at all, based on the Company’s TSR ranking relative to the peer companies for each of the two- and three-year performance periods.

Final TSR Company Ranking	Vesting (Percentage of Target Award)
1-3	200%
4	180%
5	160%
6	140%
7	120%
8	100%
9	85%
10	70%
11	60%
12	50%
13-15	0%

If earned, the maximum amount pay-out of any PSU Award is two times the aggregate target Award amount. If a participant’s employment terminates by reason of disability or under certain, specified retirement circumstances, the Committee may, in its sole discretion, determine that the PSUs will continue to vest following the termination date and the amount of the Award earned will be based on actual performance as determined by the Committee after the end of the performance period and, if termination is due to retirement, additional conditions may apply such as the participant’s execution of a non-disclosure agreement. If a participant’s employment is terminated and the participant is entitled to a severance payment under certain specified circumstances and the participant executes a release of claims against the Company, the PSUs will continue to vest following the termination date and the amount of the Award earned will be based on actual performance as determined by the Committee after the end of the performance period. In the event of a change of control (as defined in the Award agreement) or death, the PSU Award will become fully and immediately vested at a target award level. A participant will not have any voting rights with respect to the PSU Award. The PSUs will include dividend equivalent rights which will vest and be paid in cash to the participant at the same time and subject to the same conditions as the PSUs. Such dividend equivalent rights will be forfeited if the PSUs do not vest and are forfeited or canceled.

PRS and PSU Awards Granted to Certain Officers

The below chart details PRS and PSU Awards granted to each of the Company’s Chief Executive Officer, Chief Financial Officer and any other officer receiving an Award and included as a “named executive officer” in the Company’s proxy statement filed on April 27, 2011 for its annual meeting held on June 8, 2011.

	Number of Shares of Performance Restricted Stock	Target Number of Performance Share Units
J. Larry Nichols (Executive Chairman)	61,460	0
John Richels (Chief Executive Officer)	51,220	51,200
Jeffrey A. Agosta (EVP and Chief Financial Officer)	10,260	10,240
David A. Hager (EVP)	15,380	15,360
Darryl G. Smette (EVP)	11,780	11,760
Lyndon C. Taylor (EVP)	9,220	9,200

The description set forth above is not complete and is subject to, and qualified in its entirety by, reference to the complete texts of the Devon Energy Corporation Form of Notice of Grant of Performance Restricted Stock Award Agreement and Award Agreement and Devon Energy Corporation Form of Notice of Grant of Performance Share Unit Award and Award Agreement, copies of which are filed herewith as exhibits to this Current Report on Form 8-K, and the terms of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Devon Energy Corporation Form of Notice of Grant of Performance Restricted Stock Award and Award Agreement

10.2	Devon Energy Corporation Form of Notice of Grant of Performance Share Unit Award and Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Carla D. Brockman

Carla D. Brockman
Vice President Corporate Governance and Secretary

Date: December 7, 2011

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